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                                                                      EXHIBIT 21

                                  SUBSIDIARIES

Acadian Consultants Corp.
ACT Medical Record Services, Inc.
APS Services Acquisition Corp.
Associate Record Technician Services Acquisition Corp.
B&B (Baltimore-Washington) Acquisition Corp.
California Medical Record Service Acquisition Corp.
CH Acquisition Corp.
Computer Central Corporation
DeBari Associates Acquisition Corp.
Delaware Major Acquisition Corp.
Deliverex Acquisition Corp.
Deliverex Sacramento Acquisition Corp.
DISC Acquisition Corp.
DPAS Acquisition Corp.
Imagent Acquisition Corp.
Information Management Acquisition Corp.
Input of Texas, Inc.
Leonard Archives Acquisition Corp.
Lifo Systems, Inc.
MAVRICC Management Systems, Inc.
Medicopy Acquisition Corp.
Micro Publication Systems, Inc.
Minnesota Medical Record Service Acquisition Corp.
MMS Escrow and Transfer Agency, Inc.
Permanent Records Acquisition Corp.
Premier Accusation Corp.
QCS Inet Acquisition Corp.
Quality Copy Acquisition Corp.
RAC (California) Acquisition Corp.
Recordex Acquisition Corp.
Researchers Acquisition Corp.
Robert A. Cook Acquisition Corp.
Rust Federal Systems, Inc.
Texas Medical Record Service Acquisition Corp.
The Rust Consulting Group, Inc.
ZIA Information Analysis Group, Inc.
Zip Shred Canada Acquisition Corp.